Exhibit 99.2

This letter of transmittal relates to the Prospectus dated November 16, 2009 of Bristol-Myers Squibb Company (“BMS”), a Delaware corporation, and constitutes BMS’ offer to exchange up to 170,000,00 shares of class A common stock of Mead Johnson Nutrition Company (“MJN”), a Delaware corporation, for outstanding shares of BMS’ common stock that are validly tendered and not properly withdrawn in the exchange offer (the “Exchange Offer”).

This letter of transmittal is to be used by stockholders of BMS if certificates representing shares of BMS common stock are to be forwarded herewith. Stockholders whose certificates for shares of BMS common stock are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Exchange Agent on or prior to the expiration of this Exchange Offer, or who cannot comply with the book-entry transfer procedures prior to the expiration of this Exchange Offer, may nevertheless tender their shares of BMS common stock in accordance with the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery

Procedures” in the Prospectus.

I/we the undersigned, surrender to you for tendering the share(s) identified on the reverse side. I/we and/or the registered holder(s) of the shares of BMS common stock represented by the enclosed certify that I/we have complied with all requirements as stated in the instructions on the reverse side. I/we have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of BMS’ common stock or other securities issued or issuable in respect of such shares). When the same are accepted for exchange, BMS will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I/we own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended.

Please complete the back if you would like to transfer ownership or request special mailing.

A

Signature of Stockholder Date Daytime Telephone #

Signature of Stockholder Date Daytime Telephone #

X

X

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s)

or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Certified

Certificate(s)

Number

If you cannot produce some or all of your BMS stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S)

AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND

NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

E

Please Fill In Certificate No(s). if Known Number of Shares

Attach separate schedule if needed

TOTAL SHARES LOST _

Investor ID Number

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in this Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed

of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in this Letter of Transmittal, without the surrender of the original(s), and also to request and induce

Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale,

exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the

Surety), BNY Mellon Shareowner Services, BMS, MJN, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence,

inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

.

X Signed by Affiant (stockholder)             on this (date)

(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security #            Date            Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

• Enter number of share(s) lost             X (Cash Rate) $23.18 = $            share value

• If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

• The surety premium equals 1% (.01) of the share value noted in line 1 above: $            X (1%) or (.01) = ….$            Surety Premium

3. Add the service fee based on the share value fee guide noted below.$            Service Fee

• If the share value is less than or equal to $250.00, the Service Fee = $50.00

• If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

• If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)….$            Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE

INFORMATION IN BOX NUMBER F ON THE REVERSE SIDE.

X

Investor ID Number

LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER FOR BRISTOL-MYERS SQUIBB COMPANY COMMON STOCK

B Tender All

C Partial

Tender

WHOLE SHARES

PLACE AN IN ONE TENDER BOX ONLY

D Odd Lot Preference

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INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

A Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

B If you are tendering all your shares, please check this box only.

C If you are tendering some of your shares, please check this box and indicate the number of shares you wish to tender.

D If you are an owner of less than 100 shares of BMS common stock and are tendering all your shares, check this box.

E If you cannot produce some or all of your BMS stock certificates, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon. To do so through BNY Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+ or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

F PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER if you are a U.S. person. If the

Taxpayer Identification Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that

BNY Mellon Shareowner Services may withhold 28% of payments of cash in lieu of fractional shares of MJN common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a

non—U.S. person, please complete and return Form W-8BEN (or other appropriate form) to avoid backup withholding on payments of cash in lieu of fractional shares of MJN common stock. Withholding will not apply to any shares of MJN common stock payable in the Exchange Offer.

G If you want your shares of MJN common stock and check for cash to be issued in another name, fill in Box 7. Signature(s) in

Box 7 must be medallion guaranteed.

H Complete Box 8 only if your shares of MJN common stock and check for cash are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT THE INFORMATION AGENT FOR THE EXCHANGE:

By Mail: By Telephone:

Georgeson, Inc. Shareholders from the U.S., Canada or Puerto Rico:

199 Water Street, 26th Floor 1-800-868-1359 (Toll Free)

New York, NY 10038 Shareholders from outside the U.S.:

(212) 806-6859

Banks and brokers call:

(212) 440-9800

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: By Overnight Courier or By Hand:

BNY Mellon Shareowner Services BNY Mellon Shareowner Services

Attn: Corporate Action Dept. Attn: Corporate Action Dept., 27th Floor

P.O. Box 3301 480 Washington Boulevard

South Hackensack, NJ 07606 South Hackensack, NJ 07606

GSpecial Issuance Instructions Medallion Guarantee Required

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

(Title of Officer Signing this Guarantee)

(Name of Guarantor—Please Print)

(Address of Guarantor Firm)

HSpecial Mailing Instructions

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

To be completed ONLY if shares of MJN common stock and a check for cash in lieu of fractional shares of MJN common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See

Instruction 8 of the Instruction Booklet.

To be completed ONLY if shares of MJN common stock and a check for cash in lieu of fractional shares of MJN common stock payable in this Exchange Offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the

Instruction Booklet.

Mail check(s) to:

PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION

NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND

CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify

that:

1. The number shown on this form is

my correct taxpayer identification

number (or I am waiting for a

number to be issued to me), and

2. I am not subject to backup

withholding because: (a) I am

exempt from backup withholding,

or (b) I have not been

notified by the Internal Revenue

Service (IRS) that I am subject to

backup withholding as a result of a

failure to report all interest or

dividends, or (c) the IRS has

notified me that I am no longer

subject to backup withholding, and

3. I am a U.S. citizen or other U.S.

person (including a U.S.

resident alien).

SUBSTITUTE FORM W-9 – Department of the Treasury,

Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN)

F

Signature             Date

Individual/Sole proprietor

PartnershiCorporation p

Other

Please check appropriate box:

Limited liability company

D=disregarded entity

Corporation Ppartnership

Enter the tax classification

FILL IN the space below.

EXEMPT PAYEE

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 14, 2009 (THE “EXPIRATION DATE”)

UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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